Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Tableau Software, Inc. of our report dated February 12, 2013, except for the effects of the revision described in Note 14 as to which the date is May 3, 2013, relating to the financial statements of Tableau Software, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

May 3, 2013